Form C

Cover Page

Name of issuer:

My Trail Company, PBC

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CO

Date of organization: 4/9/2015

Physical address of issuer:

6595 Odell Place
Suite G-1
Boulder CO 80301

Website of issuer:

http://mytrailco.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- [ ] Common Stock
- [x] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

10,000

Price:

$5.00

Method for determining price:

10,000 shares of Preferred Stock

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

9/15/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$335,856.00	$0.00
Cash & Cash Equivalents:	$132,659.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$11,597.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($111,841.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

My Trail Company, PBC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Tom Vogl	CEO	The Mountaineers	2015
Geoff O'Keefe	Co-founder and Partner	New Normal Consulting, LLC.	2015
Demetri Coupounas	CEO	My Trail Company, PBC	2015
Anne Maleady	Board President	American Canoe Association	2015
KIM COUPOUNAS	Director	B Lab Colorado	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Demetri Coupounas	CEO	2015
Demetri Coupounas	CFO	2015
Demetri Coupounas	President	2015
Demetri Coupounas	Treasurer	2015
Kale Klontz	Secretary	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Demetri Coupounas	100,800 Common Shares	60.0
Kim Coupounas	67,200 Common Shares	40.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

MY TRAIL IS A NEW COMPANY WITH NO OPERATING HISTORY

My Trail incorporated April 9, 2015 and its first products are scheduled to arrive in May 2016. Therefore we have no direct operating history for an investor to evaluate. There is no assurance that we will ever produce a profit. As a new enterprise, we may be subject to risks our management has not anticipated. It is possible that the proceeds from this offering may not be sufficient for us to continue to finance our operations.

MY TRAIL MAY FAIL FOR THE SAME OR SIMILAR REASONS THAT GOLITE FAILED

My Trail's founders previously started GoLite, and the products that My Trail plans to sell and the markets in which My Trail plans to operate are similar to products that GoLite sold and the markets in which GoLite operated. Although GoLite grew for a period of time, it was not able to attain profitability and was forced to file a petition in bankruptcy court and ultimately liquidated its assets, with owners of the company, the founders, losing all of their investment. There is no guarantee that My Trail will succeed where GoLite failed or that the founders have learned and can apply every critical lesson from their experience at GoLite.

MY TRAIL MAY NOT ATTRACT OR RETAIN A STRONG ENOUGH TEAM

My Trail began with 2 people full time, Demetri Coupounas and Kale Klontz. Our business would be adversely affected if we lost the service of either for any reason, and it may not be possible to identify and attract an adequately qualified replacement. In addition, there is no guarantee that the Company will attract an adequately strong team in all key functional areas over time. Until scale allows for solid hires in all key functional areas, generalists, in some cases working with outside parties, will have to successfully manage design, development, sourcing, marketing, sales, e-commerce, store operations, customer service, information technology, human resources, distribution, and finance, which could result in inefficiencies and mistakes. Attracting, hiring and developing each team member into a high performer will take time, and there is no guarantee of success.

MY TRAIL MAY NOT ATTRACT ENOUGH CUSTOMERS

My Trail may not be able to convert an adequate portion of its email list of previous GoLite customers into My Trail customers. Even if it does, there is no guarantee that adequate numbers of new customers will be attracted in the future.

MY TRAIL SALES ARE WEATHER AND MACRO-ECONOMY DEPENDENT

Like other outdoor companies, My Trail sales are subject to the influence of weather. Early sales will be concentrated in the United States in general and Colorado in particular and may fluctuate with large climactic events and/or persistent trends. Sales can also be affected by the normal cyclicality of the overall economy, and particularly by any abnormally large decline in it.

MY TRAIL MAY NOT HAVE SUFFICIENT FINANCIAL RESOURCES TO COMPETE IN THE OUTDOOR INDUSTRY

Many companies provide products similar to ours. My Trail will compete with established businesses that have an operating history, and greater financial resources, experience and market share than we have. There is no guarantee that we will be able to compete or capture adequate market share. We will not be profitable if we cannot compete successfully with other businesses. Cash flow may be tight early on with a limited margin for error.

MY TRAIL MAY NOT DEVELOP COMPELLING ENOUGH PRODUCTS

While My Trail starts with a full line of product designs, many styles need to be refreshed periodically, new styles have to be added and some styles retired each season. There is no guarantee that this process will result in an attractive enough product offering over time. Much of the design work may be performed by outside contractors over whom we have little control.

MY TRAIL MAY NOT BE ABLE TO SOURCE ITS PRODUCTS RELIABLY OR AFFORDABLY ENOUGH

My Trail could face unexpected product cost increases that make its economic model unviable. Delays in production, shipping, or customs clearance could materially impact product delivery and thus customer experience and cash flow. Product can be lost or damaged in transit. Product that is designed, developed or assembled poorly could adversely affect sales due to poor quality, fit or color selection. Our products may not meet the sustainability standards that we claim they will meet, which could result in harm to our reputation.

MY TRAIL MAY NOT BE ABLE TO CONTAIN OPERATING COSTS ADEQUATELY

Sufficiently economical store and headquarters locations may not be available, key staff could cost more than budgeted and unanticipated costs may arise. Cash flow may be impacted by a failure to get reasonable terms from landlords, product and other suppliers.

MY TRAIL'S SHAREHOLDER VOTING RIGHTS ARE CLOSELY HELD BY ONE FAMILY

Except as required by law, the Preferred Stock has no voting rights and all shareholder voting rights belong to holders of Common Stock. In addition, pursuant to the subscription agreement for the Preferred Stock, holders of Preferred Stock are required to vote their shares in favor of certain sale of the Company transactions and certain amendments to the Company's articles of incorporation, to the extent that such actions are approved by the board of directors and holders of Common Stock. Demetri and Kim Coupounas and a trust for the benefit of their children own 100% of the outstanding shares of Common Stock and consequently are able to elect all of the directors and generally control all aspects of the company's vision and strategy. Investors must rely on the Common Stock holders to elect qualified directors and otherwise make strategic decisions that will enable the Company to succeed.

THERE IS NO MARKET IN MY TRAIL SHARES AND NO GUARANTEE THAT INVESTORS WILL REALIZE ANY RETURN ON THEIR INVESTMENT

There is currently no, and there may never be any, secondary market trading in the Preferred Stock, and investors' ability to sell their shares are further limited by transfer restrictions under applicable securities laws and the terms of the agreement for the Preferred Stock. The primary exit event contemplated by this investment is a right for investors to cause the Company to redeem their shares after 5 years. However, there is no guarantee that the Company will still be operating in 5 years or, even if it is still operating, that it will be legally permitted to redeem investors shares at that time (especially if multiple investors request redemption at or around the same time), or at any time thereafter, and the Company will not be required to redeem any shares to the extent that it is not legally permitted to do so. The Company is not required to, and there is no guarantee that the Company will, pay dividends in any future year.

MY TRAIL'S DIRECTORS ARE REQUIRED TO CONSIDER FACTORS OTHER THAN SHAREHOLDER RETURNS.

My Trail is a Public Benefit Corporation, and accordingly its directors have a legal duty to balance the pecuniary interests of shareholders, the best interests of those materially affected by the Company's conduct and the specific public benefits identified in the Company's articles of incorporation. Therefore, the Company's directors may, consistent with their legal duties, take actions that are contrary to the financial interest of its preferred shareholders, and its preferred shareholders will have no recourse against the Company or its directors for taking such actions.

THE OFFERING PRICE IS ARBITRARY.

The offering price of $5.00 per share is arbitrary and bears no relationship to any established value criteria (such as net tangible assets or a multiple of earnings per share) and accordingly should not be considered as an indication of the actual value of the Company.

WE MAY REVISE THE MANNER IN WHICH WE USE THE PROCEEDS OF THIS OFFERING.

Management will have significant flexibility in applying the proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on the Company's business, prospects, financial condition, and results of operations.

THE INVESTMENT INVOLVES TAX RISKS

No representation or warranty of any kind is made by the Company, its officers, directors or counsel, or any other professional advisors thereto, with respect to any tax consequences of any investment in the Company. EACH PROSPECTIVE INVESTOR SHOULD SEEK THE INVESTOR'S OWN TAX ADVICE CONCERNING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

OUR PRODUCTS COULD CAUSE BODILY INJURY OR HARM TO PROPERTY.

Although we believe our products will be safe, depending on the manner in which they are manufactured and/or used, our products could cause bodily injury or harm to property (and even if such injury or harm is not actually caused by our products, people could claim that our products caused such injury or harm). In the event that any such harm is caused (or claimed to be caused) by our products, there could be lawsuits against the Company that are costly to defend and/or result in costly settlements or judgments against the Company.

MY TRAIL MAY NOT BE ABLE TO SECURE AND ENFORCE ITS INTELLECTUAL PROPERTY RIGHTS.

The Company's ability to compete against other businesses selling similar products depends on its ability to secure and enforce trademark and other intellectual property rights. However, there is no guarantee that any trademark or other applications we have filed, or may in the future file will be approved, and even registrations that receive approval could subsequently be held invalid due to our conduct or challenges by third parties. Similarly, we could lose valuable trade secret rights if we fail to properly protect our confidential information. Even to the extent that our intellectual property rights are valid, enforcing those rights could involve costly legal processes that we may not be able to bring to a successful conclusion.

MY TRAIL COULD BE HELD TO VIOLATE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

Although the Company is not aware of any third party rights that are infringed by our existing or contemplated business activities, we have not performed any freedom to operate analyses (other than standard trademark searches related to the "My Trail" mark), and there is no guarantee that we will not be sued for infringement by third parties or that we will not need to modify our brand or products to avoid infringement.

MY TRAIL OR ITS PRODUCTS COULD BE SUBJECT TO UNANTICIPATED REGULATIONS.

Although to management's knowledge the Company and its products are not currently subject to any material regulation, there could be existing regulations that management is not aware of, and new regulations affecting the Company's business or products could be adopted in the future. Any such regulations could be costly or impossible for the Company to comply with.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Expand backpack group to include even lighter packs and launch production for early 2017

If we raise: **$100,000**

Use of Proceeds: Expand shelter group to include additional pyramids and launch production for early 2017.

If we raise: **$150,000**

Use of Proceeds: Reorder best selling shelters for early 2017.

If we raise: **$200,000**

Use of Proceeds: Produce our best selling waterproof-breathable styles for early 2017.

If we raise: **$250,000**

Use of Proceeds: Produce our lightest storm and wind shells for early 2017.

If we raise: **$300,000**

Use of Proceeds: Produce our best selling hiking tops for early 2017.

If we raise: **$350,000**

Use of Proceeds: Produce our best selling hiking bottoms for early 2017.

If we raise: **$400,000**

Use of Proceeds: Produce our best selling trail running tops and bottoms for early 2017.

If we raise: **$450,000**

Use of Proceeds: Build out 1 small profitable My Trail store in Q1 2017.

If we raise: **$500,000**

Use of Proceeds: Build out 1 small profitable My Trail store in Q2 2017.

If we raise: **$550,000**

Use of Proceeds: Place earliest possible reorder of backpacks for Q2 2017.

If we raise: **$600,000**

Use of Proceeds: Place earliest possible reorder of shelters for Q2 2017.

If we raise: **$650,000**

Use of Proceeds: Secure earliest possible production of our best selling mid-layers for arrival in Summer 2017.

If we raise:	**$700,000**
Use of Proceeds:	Secure earliest possible production of our best selling base-layers for arrival in Summer 2017.
If we raise:	**$750,000**
Use of Proceeds:	Secure earliest possible production of hat program for Fall 2017.
If we raise:	**$800,000**
Use of Proceeds:	Secure earliest possible production of glove program for Fall 2017.
If we raise:	**$850,000**
Use of Proceeds:	Secure building out 1 small profitable My Trail store in Q3 2017.
If we raise:	**$900,000**
Use of Proceeds:	Secure building out 1 small profitable My Trail store in Q4 2017.
If we raise:	**$950,000**
Use of Proceeds:	Reduce use of revolving line of credit.
If we raise:	**$1,000,000**
Use of Proceeds:	Reduce use of revolving line of credit.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement

again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Shares of Preferred Stock earn an annual dividend equal to 10% of the original purchase price of such shares (prorated for the year in which the shares are issued, based on the date the Company receives payment). The dividend for any year will be paid in cash, unless payment of such dividend is not permitted under applicable law or the Company's board of directors determines that payment of such dividend would materially adversely affect the financial condition of the Company. To the extent such dividends are not paid in cash, they will accrue from year to year (without compounding). The Company will not pay any dividends on shares of Common Stock unless all accrued dividends on Preferred Stock have been paid.

In the event of any liquidation of the Company, or any sale of the Company through merger or sale of assets, holders of shares of Preferred Stock will be entitled to receive an amount equal to the original purchase price of such shares plus the amount of accrued but unpaid dividends thereon, prior to any payments being made to the holders of Common Stock in respect thereof.

At any time, holders of shares of Preferred Stock may request that the Company redeem their shares. If the request is made at least 5 years after the shares were issued, the Company must redeem the shares, at a redemption price equal to the original purchase price of such shares plus the amount of accrued but unpaid dividends thereon (unless applicable law prohibits such redemption). If the request is made less than 5 years after the shares were issued, the Company may (but is not required to) redeem the shares, at a redemption price equal to the original purchase price of such shares less the aggregate amount of dividends previously paid thereon.

In addition, the Company has the option to redeem any shares of Preferred Stock at any time. Pursuant to this option, (a) if the redemption is made at least 10 years after the shares were issued, the redemption price is the original purchase price of such shares plus the amount of accrued but unpaid dividends thereon, and (b) if the redemption is made less than 10 years after the shares were issued, the redemption price is 2x the original purchase price of such shares less the aggregate amount of dividends previously thereon.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

N/A

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Preferred-A	495100.0	99200.0	No	No
Common Stock	168000.0	168000.0	Yes	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Holders of shares of Preferred Stock have no voting rights in respect of such shares, except as required by law. In addition, pursuant to the subscription agreement for the Preferred Stock, holders of shares of Preferred Stock are required to vote such shares in favor of certain sale of the Company transactions and certain amendments to the Company's articles of incorporation, in each case to the extent that such actions are approved by the board of directors and holders of Common Stock, and grant a proxy to the Company's officers to effect such voting to the extent that such holders fail to do so themselves.

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Preferred shares are non-voting and non-convertible.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the Common Shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the **Common Shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. T**he Common Shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The Common Shareholders have the right to redeem their securities at any time. T**he Common Shareholders** could decide to force the Company to redeem their shares at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company, its ability to pay [dividends] [interest] on the securities held by the Investor, and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's [voting and/or economic] rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

Given the right of Preferred Investors to Put their shares back to the Company, and the Company's right to Call the shares from Preferred Investors in the future at the price paid for the shares, the securities are primarily valued at the price they were purchased at.

In addition, market feedback and conversations with investors were taken into account.

In the future, we may perform valuations of our preferred stock that take into account factors such as the following:

- unrelated third party valuations of our preferred stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our preferred stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

My Trail Company, PBC currently has $175,586.59 on a line-of-credit in place with GemCap of Malibu, CA to finance product inventory. The line covers 50% of the landed-duty-paid (LDP) cost of inventory up to a maximum of $1,000,000. Since My Trail currently pays 50% up front for production to cover the costs of materials that go into its products, the line covers the balance of the cost of production.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2016	Colorado DPO	Priced Round	$495,100	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

My Trail's founding family, Demetri & Kim Coupounas, and the Coupounas Children's Irrevocable Trust, funded start up operations in 2015 with investments totaling $168,000, of which $88,000 was cash and $80,000 were in kind assets – both intellectual and physical property and prepayment of various business expenses.

My Trail needed to raise $200,000 minimum in its Colorado Direct Public Offering (DPO) in order to be able to order 1st production of the core 11 products that would allow it to operate profitably selling only on a web site, and fund start up operations until that product arrived and sales commenced. The $200,000 minimum was reached on November 16, 2015. The first products ordered have arrived and sales will commence in late May, 2016.

Upon reaching $300,000 raised, My Trail ordered its 4 best selling down insulated jackets, which are scheduled to arrive in mid-July 2016.

Having raised over $400,000 in its DPO as of May 16, My Trail has opened a combined Headquarters, Distribution Center, and Show Room. There is over $30,000 spare capital beyond what is needed to fund operations until sales commence.

The DPO is expected to achieve over $500,000 total. My Trail plans to order 2 more rounds of production of 3 down jackets each to arrive in November, 2016 upon achieving $450,000 and $500,000 raised through the DPO.

As My Trail has ordered only the very best selling of the products once made by GoLite, and will sell them primarily direct-to-consumer, and because operating costs have been kept low, we expect to achieve strong margins and to be both profitable and cash flow positive every quarter from the time we start selling in late May 2016. Profitability and positive cash flow are achieved at 60% of budgeted sales.

My Trail has a line-of-credit in place with GemCap of Malibu, CA to finance delivery of bulk production. The line covers 50% of the landed-duty-paid (LDP) cost of inventory up to a maximum of $1,000,000. Since My Trail currently pays 50% up front for production to cover the costs of materials that go into its products, the line covers the balance of the cost of production.

My Trail can operate profitably and maintain liquidity without the proceeds of this offering.

Proceeds from this offering will allow My Trail to accelerate its growth. From the very first $50,000 raised, product groups that sell most quickly on line will be reordered promptly to generate greater profitability and positive cash flow. Proceeds from the offering totaling $500,000 will allow My Trail to operate near its maximum planned growth rate. With this level of investment, My Trail plans to open 2 small profitable stores every 6 months. My Trail also plans to add precisely those products each season that have sold out historically in the number of physical stores plus web site that we will then be operating without having to discount products at the end of the season. Stronger than budgeted 2016 sales could allow My Trail to operate near its maximum planned growth rate with considerably less than $500,000 proceeds from this offering.

My Trail plans to use 80% of the first $500,000 raised in this offering by Aug 31, 2016 to fund production of every style planned for 2017 Q1. The remaining 20% would be reserved to build out and open 2 small profitable stores early in 2017 Q1 and Q2. Amounts over $500,000 would secure early manufacture of subsequent product groups and store build outs and openings in 2017 Q3 and Q4. As such, these amounts would not be spent until October 2016 or later. In the mean time, these proceeds would decrease or eliminate My Trail's borrowing on its line-of-credit.

Before production is accelerated for Spring/Summer 2017, early sales results for Spring/Summer 2016 will be known and taken into account.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://mytrailco.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC *and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. By using wefunder.com, you accept our* Terms *&* Privacy Policy*. If investing, you accept our* Investor Agreement*. You may also view our* Privacy Notice*.*

by Wefunder Portal LLC

INVEST IN MY TRAIL

Lightweight, durable clothing and equipment for everyday adventurers



CLOSING IN 3 DAYS
Invest until 11pm EDT on Sep 15

99
investors

$186,676
raised of $50K-$1M goal

Priced Round

$5/share | Preferred Stock | 10% dividend

Invest in My Trail at $5 per share of Preferred Stock which entitles you to an annual dividend of 10% (prorated for the year in which the shares are issued).

$1,000 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE UPDATES (5) ASK QUESTION

"We make a full line of lightweight outdoor essentials, including packs, shelters and clothing. Our gear is high-quality and affordable—we cut out the middleman and sell directly to our Customers. We have the product designs and entire customer email list of GoLite, the $17.5M global leader in lightweight outdoor gear. My Trail is bringing back only GoLite's best-selling products, and offering them only through the most profitable channels.

Demetri Coupounas
CEO, MY TRAIL

KEY FACTS

- Raised over $475,000 from over 150 Customers in Colorado DPO
- Started selling online and in headquarters store in late May
- Most popular down insulated apparel styles are now in stock

OUR AMBITION

Within 5 years, My Trail plans to be as big as GoLite was at its peak and solidly profitable with higher margins and lower costs. We will grow methodically each year adding more of our most popular products and opening small profitable stores in sync.

DOCUMENTS

MyTrail_Presentation-WeFunder.pdf
Video Transcripts

mytrailco.com

INVESTOR PERKS

$1,000+ All investors get a 20% discount off all products they purchase from My Trail Company, whether branded My Trail or not, at all times that they hold at least the minimum investment. This applies on top of any other promotion My Trail may be running.

Gear Closet: My Trail Co.'s Pyramid 4 Shelter
July 18, 2016

My Trail Co.'s Pyramid 4 Shelter Born In: Boulder Why You Need It: Thanks to its innovative pyramidal design-which is a 1/80 scale model of the Great Pyramid of Giza-this 87-square-foot tent gives Mom, Dad, and two little ones a bit more elbow

GoLite reincarnation My Trail Co. launches new equity crowdfunding campaign - BizWest
May 18, 2016

BOULDER - Demetri 'Coup' Coupounas' reincarnation of his former outdoor-gear company GoLite is nearly complete. And it's raising more cash to ramp up. The Boulder entrepreneur's new company, My Trail Co., is aiming to go live with website

Old Colorado investing law is now a new route to equity crowdfunding
April 23, 2016

An outdoor gear company in the midst of rebranding itself is the first to use direct public offerings on the Internet in a crowdfunding model. My Trail owner Demetri Coupounas developed his own crowdfunding website to raise $500,000 for his

Following bankruptcy, outdoor gear shop founder has plans for a comeback
September 13, 2015

A Colorado retail original has designs on a comeback, with a little help from its friends. Demetri Coupounas is the founder of Boulder-based GoLite, a brand of recreational clothing and gear and a retail chain that went through bankruptcy

GoLite founders raising up to $1.4M to revive product line with My Trail Co.
August 5, 2015

BOULDER - Demetri "Coup" Coupounas and his wife Kim, co-founders of now-defunct outdoor retailer GoLite, are resurrecting their old product line under the new brand My Trail Company, seeking between $500,000 and $1.4 million from investors in a

Boot Camp Participant My Trail Company Plans Colorado DPO
April 14, 2015

The great outdoors. You might be thinking you're heading out into it au naturel, unburdened of the cares of the material world and that stuff we call money. But chances are, before you've even stepped foot on Mount Shasta or breathed the cool,

WE'VE GOT YOUR BACK AND WHAT'S ON IT, TOO

Our mission is to make the lightest gear possible by starting with a clean slate and including only the details that matter. We make gear so light people forget they're carrying a load on their back so they can focus on enjoying the time they spend together, outside.






HIGH PERFORMANCE GEAR FOR EVERYDAY ADVENTURES

The heart and soul of MyTrail is all about making a great experience outdoors fun and accessible to everyone. Simple, lightweight equipment and apparel means people can go farther, stay drier and warmer, sleep better, wake more refreshed and have a great experience on whatever trail they set out on. We make premium, lightweight clothing and equipment affordable so more people can enjoy the outdoors.







WE'RE LIGHTWEIGHT GEAR EXPERTS

We focus on the weight of each product from its original concept to final QC. Relentless attention to detail is the price of lightweight leadership. Our packs, shelters and accessories allow you to transform a typical 30 pound overnight load to less than 10.


MYTRAILCO





$35 billion outdoor equipment & apparel market size	**110,000** customers on email list	**55%** margins, very good for industry

OUR INVESTORS ARE OUR CUSTOMERS

We started raising capital here in Colorado last year – over 150 of our Colorado Customers have invested over $475,000 allowing us to stock our most popular products and build our online store.

WATCH OUR INVESTOR PRESENTATION


MYTRAILCO
Investor Presentation

HELP US BUILD OUR BRAND

Since June 2015, My Trail has been raising capital through a Direct Public Offer, restricted by securities regulation, to residents of, and organizations based in, Colorado. I thank all 150 and counting core Colorado Customers who have seen us through our first formative year by investing over $475,000 in My Trail. Thanks to them we have grown beyond an idea and are now an operating business, selling our first great products on mytrailco.com and in our headquarters store.

As good as the last year has been we've experienced one major recurring disappointment. For every Colorado Customer who has invested, we have had to turn several Customers outside Colorado away. Nothing has been more disheartening than having to write and tell hundreds of people who want to help us build My Trail that they can't because of where they live.

But now, through Wefunder, I am thrilled to be able to raise capital from some of our best Customers throughout the United States. Together we will build a company that makes the best lightweight outdoor clothing and equipment available and prices it so that everyday adventurers can afford it. Together we will build a company that is as relentless in its cost control as it is in its product innovation and is as financially sustainable as it is environmentally responsible. Together we will build a company we are deeply proud of and we will have fun doing it.

Excited for the journey together,



Demetri Coupounas
Founder & CEO, My Trail Company

FOUNDER



Demetri Coupounas

CEO

Founded $17 million outdoors company GoLite. Previously studied at Harvard and Princeton.

AND THE REST OF THE TEAM



Thomas Dangerfield
Chief Marketing Officer



Kale Klontz
Chief Operating Officer

RAISED $681,776 FROM 63+ INVESTORS

$495,100

August 2016
PRICED ROUND



Michael L. Sides
I am a husband, father, and educator. Time outside and on the trail is my passion.



Ed Shonsey



Joshua Bornhorst



Jon Bruce



Libby Tomlinson



Mark Wollam

MORE INVESTORS

DETAILS

What are you building?

– COLLAPSE ALL

MyTrail is a new company that's starting with tremendous assets from GoLite, a company that was in the outdoors market space for 16 years. GoLite did a lot of things well and had a great following in 23 different countries selling people's favorite ultralight collection of outdoor gear: packs, shelters, sleeping bags, outerwear, mid layers, base layers and accessories. But GoLite isn't around anymore because it opened physical stores that were too large and too costly to operate, and added a large casual product line that was unprofitable.
With MyTrail, we're taking all of those wonderful Customers and products of GoLite and concentrating on only the best and most popular clothing and equipment. Essentially we're doing what was working and not doing what wasn't working. We're reclaiming the role of worldwide industry leader in lightweight outdoor gear.

What makes your brand different?

The heart and soul of MyTrail is making products that not only function well and are durable, but are also so light and compact that you can forget about the gear and remember why you went outside to begin with. The second central element that the outdoor industry hardly addresses is delivering that premium, lightweight equipment in as economical a way as possible.

We don't want our brand to be a badge worn at cocktail parties. We want our gear to be the lightest, most effective, and most affordable for the quality.

How do you achieve affordability for customers?

We sell directly to customers. By avoiding the traditional wholesale channel, we eliminate the extraneous expenses. And the savings we make from avoiding the middleman is passed onto customers.

The traditional wholesale model requires companies to make samples many months in advance that cost a lot to develop and produce. Companies also have to attend trade shows in other states and countries. A booth at a large trade show can cost as much as a house. And rep commissions cost a lot and wholesalers pass that cost on to the Customer also.

What kind of advantages does your business model give you?

By avoiding the wholesale channel we are making products that people actually like and want. There are no gatekeepers involved. We hear from Customers themselves what innovation they're craving, what makes sense for them. And we can make it for them.

Seeing the end customer enjoy our work is what we care about.

What makes your equipment special?

When people first walk into an outdoor store and look at the various equipment, apparel and accessories, the only cost they see is its price. They buy what they want, take it outdoors and use it. Then they realize that the most important cost isn't actually price, but the gear's weight, and secondarily its bulk. Those are the costs you pay not just once, but with every single step on every single trip. Heavy, overbuilt gear ruins your trip.

We concentrate on making the lightest gear possible by eliminating extraneous elements. Thoughtful design is lightweight and durable. Our mission is to make gear elegantly simple and so light users forget they're even carrying a load on their back and can focus on enjoying the outdoors.

What sets you apart from competitors?

First, our relentless focus on making our products as light and packable as possible while delivering supreme performance and solid durability. Second, our direct-to-consumer sales model that allows us to eliminate many traditional costs and deliver products affordably to Customers. Internally, we call this combination "great products at great prices" which is what virtually all Customers want. And we will deliver great products at great prices over a wide range of outdoor product categories from packs to tents to sleeping bags to technical outerwear, mid layers, base layers, and accessories which creates uncommon synergy and allows new Customers to transform their overnight loads from the typical 30+ pounds to less than 10.

What are the companies who are making competing products?

There are many companies in the Outdoor market. Most are small with narrow product lines. There are also a few larger brands that make products in all the categories My Trail will make products in. In the U.S., these include The North Face and REI. While there are other brands whose products are as high performance as My Trail's, and some that make products as sustainably as My Trail, none achieve the combination of light weight and low cost that My Trail does.

Tell us about the market.

The outdoor recreation market is worth $646 billion in the U.S. annually and the market specifically for outdoor clothing and equipment is $35 billion. Combined, leading international markets are even greater than these US figures.

Why dedicate the last 20 years of your career to this niche?

I want more people to go out and not only experience, but truly enjoy the outdoors. The way it is now, traveling outdoors can be a hassle and a buzzkill for ordinary folks. Lugging around heavy, overbuilt gear isn't fun. We want to take that experience and remove the burden. You should enjoy the outdoors, the relationships you make with others and the natural beauty all around you.
I've experienced the over-burdened trip. And I've also experienced the joy of going light and not noticing the load on my back at all. Everyone I know who has had that experience of going light goes out more often, enjoys it much more, and is refreshed and excited each time.

What are you selling right now?

We start selling our most popular packs, shelters and accessories in late May, and our most popular down jackets and parkas in July.

How are you tackling manufacturing?

The final cut-and-sew for our first products is concentrated at leading manufacturers in Vietnam and China. Historically, the products we're making have had plenty of inputs and cut-and-sew in the United States, Canada, Japan, Korea, Taiwan, France and other countries.

We are also working with a strategic partner based in New Jersey that has a global management footprint in outdoor production. They work with large customers including Under Armour, for which they were the first outside supplier. Using their suppliers, we've saved about 1% on equipment and about 10% on apparel costs while marginally improving product quality which was already very high. That cost savings allow us to have a healthier and stronger company while delivering terrific value to our Customers.

What do the margins look like on your products generally? ^

We go into a season with average starting margins in the 60% range, which is very high for our industry. Discounts to Investors, our team, and group purchases will reduce that by several points and we have modeled a 55% margin into our finances. We think we can beat that every season.

How do you plan to activate current customers and acquire new ones? ^

We start with over 15 Customers on our email list for every item we have produced for our 1st 6-month season, so our early focus is on serving current Customers by making the products they like most and letting them know when they arrive. Even in our 3rd year we plan to make fewer items than we have Customers to buy them. Our 1st 5 years our main focus on acquiring new Customers will be via word-of –mouth.

What lessons from GoLite are you bringing into MyTrail? ^

The biggest are (1) to make only the products that truly matter to our Customers, the technical apparel and equipment that sold best and was solidly profitable; and (2) to sell those core product groups online, and in small stores modeled on the smallest of GoLite's stores, which was the reliably profitable size. Others are detailed in our Investor Presentation video.

Tell us about the team and why you're the people to make this happen. ^

MyTrail is starting small with a very tight team. So far, there's Kale Klontz, our Chief Operating Officer. Kale's terrific at retail operations, hiring and management. And we've added Thomas Dangerfield as our Chief Marketing Officer. Thomas was actually one of our earliest investors so he brings his knowledge not only of how to build our brand as an expert, but as a user.

We have 4 great outside Directors on our board who have already added lots of value in sourcing, merchandising and strategy.

What are the big risks? What keeps you up at night? ^

We've worked hard to manage away most risk by making only our best selling and most profitable products, and selling them in only the universally profitable store formats: online, and small physical footprint (under 1200 square feet). Our focus is and will remain on excellent execution of this basic formula. By nature I don't sleep a lot anyway, so I wouldn't say that keeps me up at night, but that's what I work on at night.

Why allow your customers to invest in your business? ^

Any business benefits from having investors who truly care about it and understand it. They're the ones best positioned to point out both pitfalls to avoid and opportunities to seize. We've had over 125 Customers invest so far in Colorado and they've suggested great ideas, posed key questions, and provided contacts that have proven very useful. It's been a joy.

I look forward to experiencing that more and more as this base of Customers-turned-Investors expands beyond Colorado to the rest of the country.

ASK A QUESTION

Type your question here...

ASK QUESTION

Julian E. Metcalf May 18

Why are you pursuing brick and mortar retail outlets instead of purely online direct to consumer?

Demetri Coupounas CEO FO[illegible] May 21

Hi Julian,

Thank you for your question - please have a look/listen to the Investor Presentation above and you'll see/hear why. Then please let me know if you have any other questions!

-Coup

LIKE

Joe Hostetler Jul 20

What will be the price point for the down jackets as compared to other major company products?

Demetri Coupounas CEO FO[illegible] Jul 20

Hi Joe,

Our down jackets will be up on our web sight selling in a few weeks. The light jackets will be $149, the hooded $175 and the parka $199. These are about 1/3 below what comparable quality down jackets/parkas are retail in the outdoor market.

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO MY TRAIL

1. MY TRAIL IS A NEW COMPANY WITH NO OPERATING HISTORY

My Trail incorporated April 9, 2015 and its first products are scheduled to arrive in May 2016. Therefore we have no direct operating history for an investor to evaluate. There is no assurance that we will ever produce a profit. As a new enterprise, we may be subject to risks our management has not anticipated. It is possible that the proceeds from this offering may not be sufficient for us to continue to finance our operations.

2. MY TRAIL MAY FAIL FOR THE SAME OR SIMILAR REASONS THAT GOLITE FAILED

My Trail's founders previously started GoLite, and the products that My Trail plans to sell and the markets in which My Trail plans to operate are similar to products that GoLite sold and the markets in which GoLite operated. Although GoLite grew for a period of time, it was not able to attain profitability and was forced to file a petition in bankruptcy court and ultimately liquidated its assets, with owners of the company, the founders, losing all of their investment. There is no guarantee that My Trail will succeed where GoLite failed or that the founders have learned and can apply every critical lesson from their experience at GoLite.

3. MY TRAIL MAY NOT ATTRACT OR RETAIN A STRONG ENOUGH TEAM

My Trail began with 2 people full time, Demetri Coupounas and Kale Klontz. Our business would be adversely affected if we lost the service of either for any reason, and it may not be possible to identify and attract an adequately qualified replacement. In addition, there is no guarantee that the Company will attract an adequately strong team in all key functional areas over time. Until scale allows for solid hires in all key functional areas, generalists, in some cases working with outside parties, will have to successfully manage design, development, sourcing, marketing, sales, e-commerce, store operations, customer service, information technology, human resources, distribution, and finance, which could result in inefficiencies and mistakes. Attracting, hiring and developing each team member into a high performer will take time, and there is no guarantee of success.

4. MY TRAIL MAY NOT ATTRACT ENOUGH CUSTOMERS

My Trail may not be able to convert an adequate portion of its email list of previous GoLite customers into My Trail customers. Even if it does, there is no guarantee that adequate numbers of new customers will be attracted in the future.

5. MY TRAIL SALES ARE WEATHER AND MACRO-ECONOMY DEPENDENT

Like other outdoor companies, My Trail sales are subject to the influence of weather. Early sales will be concentrated in the United States in general and Colorado in particular and may fluctuate with large climactic events and/or persistent trends. Sales can also be affected by the normal cyclicality of the overall economy, and particularly by any abnormally large decline in it.

6. MY TRAIL MAY NOT HAVE SUFFICIENT FINANCIAL RESOURCES TO COMPETE IN THE OUTDOOR INDUSTRY

Many companies provide products similar to ours. My Trail will compete with established businesses that have an operating history, and greater financial resources, experience and market share than we have. There is no guarantee that we will be able to compete or capture adequate market share. We will not be profitable if we cannot compete successfully with other businesses. Cash flow may be tight early on with a limited margin for error.

7. MY TRAIL MAY NOT DEVELOP COMPELLING ENOUGH PRODUCTS

While My Trail starts with a full line of product designs, many styles need to be refreshed periodically, new styles have to be added and some styles retired each season. There is no guarantee that this process will result in an attractive enough product offering over time. Much of the design work may be performed by outside contractors over whom we have little control.

8. MY TRAIL MAY NOT BE ABLE TO SOURCE ITS PRODUCTS RELIABLY OR AFFORDABLY ENOUGH

My Trail could face unexpected product cost increases that make its economic model unviable. Delays in production, shipping, or customs clearance could materially impact product delivery and thus customer experience and cash flow. Product can be lost or damaged in transit. Product that is designed, developed or assembled poorly could adversely affect sales due to poor quality, fit or color selection. Our products may not meet the sustainability standards that we claim they will meet, which could result in harm to our reputation.

9. MY TRAIL MAY NOT BE ABLE TO CONTAIN OPERATING COSTS ADEQUATELY

Sufficiently economical store and headquarters locations may not be available, key staff could cost more than budgeted and unanticipated costs may arise. Cash flow may be impacted by a failure to get reasonable terms from landlords, product and other suppliers.

10. MY TRAIL'S SHAREHOLDER VOTING RIGHTS ARE CLOSELY HELD BY ONE FAMILY

Except as required by law, the Preferred Stock has no voting rights and all shareholder voting rights belong to holders of Common Stock. In addition, pursuant to the subscription agreement for the Preferred Stock, holders of Preferred Stock are required to vote their shares in favor of certain sale of the Company transactions and certain amendments to the Company's articles of incorporation, to the extent that such actions are approved by the board of directors and holders of Common Stock. Demetri and Kim Coupounas and a trust for the benefit of their children own 100% of the outstanding shares of Common Stock and consequently are able to elect all of the directors and generally control all aspects of the company's vision and strategy. Investors must rely on the Common Stock holders to elect qualified directors and otherwise make strategic decisions that will enable the Company to succeed.

11. THERE IS NO MARKET IN MY TRAIL SHARES AND NO GUARANTEE THAT INVESTORS WILL REALIZE ANY RETURN ON THEIR INVESTMENT

There is currently no, and there may never be any, secondary market trading in the Preferred Stock, and investors' ability to sell their shares are further limited by transfer restrictions under applicable securities laws and the terms of the agreement for the Preferred Stock. The primary exit event contemplated by this investment is a right for investors to cause the Company to redeem their shares after 5 years. However, there is no guarantee that the Company will still be operating in 5 years or, even if it is still operating, that it will be legally permitted to redeem investors shares at that time (especially if multiple investors request redemption at or around the same time), or at any time thereafter, and the Company will not be required to redeem any shares to the extent that it is not legally permitted to do so. The Company is not required to, and there is no guarantee that the Company will, pay dividends in any future year.

12. MY TRAIL'S DIRECTORS ARE REQUIRED TO CONSIDER FACTORS OTHER THAN SHAREHOLDER RETURNS.

My Trail is a Public Benefit Corporation, and accordingly its directors have a legal duty to balance the pecuniary interests of shareholders, the best interests of those materially affected by the Company's conduct and the specific public benefits identified in the Company's articles of incorporation. Therefore, the Company's directors may, consistent with their legal duties, take actions that are contrary to the financial interest of its preferred shareholders, and its preferred shareholders will have no recourse against the Company or its directors for taking such actions.

13. THE OFFERING PRICE IS ARBITRARY.

The offering price of $5.00 per share is arbitrary and bears no relationship to any established value criteria (such as net tangible assets or a multiple of earnings per share) and accordingly should not be considered as an indication of the actual value of the Company.

14. WE MAY REVISE THE MANNER IN WHICH WE USE THE PROCEEDS OF THIS OFFERING.

Management will have significant flexibility in applying the proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on the Company's business, prospects, financial condition, and results of operations.

15. THE INVESTMENT INVOLVES TAX RISKS

No representation or warranty of any kind is made by the Company, its officers, directors or counsel, or any other professional advisors thereto, with respect to any tax consequences of any investment in the Company. EACH PROSPECTIVE INVESTOR SHOULD SEEK THE INVESTOR'S OWN TAX ADVICE CONCERNING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

16. OUR PRODUCTS COULD CAUSE BODILY INJURY OR HARM TO PROPERTY.

Although we believe our products will be safe, depending on the manner in which they are manufactured and/or used, our products could cause bodily injury or harm to property (and even if such injury or harm is not actually caused by our products, people could claim that our products caused such injury or harm). In the event that any such harm is caused (or claimed to be caused) by our products, there could be lawsuits against the Company that are costly to defend and/or result in costly settlements or judgments against the Company.

17. MY TRAIL MAY NOT BE ABLE TO SECURE AND ENFORCE ITS INTELLECTUAL PROPERTY RIGHTS.

The Company's ability to compete against other businesses selling similar products depends on its ability to secure and enforce trademark and other intellectual property rights. However, there is no guarantee that any trademark or other applications we have filed, or may in the future file will be approved, and even registrations that receive approval could subsequently be held invalid due to our conduct or challenges by third parties. Similarly, we could lose valuable trade secret rights if we fail to properly protect our confidential information. Even to the extent that our intellectual property rights are valid, enforcing those rights could involve costly legal processes that we may not be able to bring to a successful conclusion.

18. MY TRAIL COULD BE HELD TO VIOLATE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

Although the Company is not aware of any third party rights that are infringed by our existing or contemplated business activities, we have not performed any freedom to operate analyses (other than standard trademark searches related to the "My Trail" mark), and there is no guarantee that we will not be sued for infringement by third parties or that we will not need to modify our brand or products to avoid infringement.

19. MY TRAIL OR ITS PRODUCTS COULD BE SUBJECT TO UNANTICIPATED REGULATIONS.

Although to management's knowledge the Company and its products are not currently subject to any material regulation, there could be existing regulations that management is not aware of, and new regulations affecting the Company's business or products could be adopted in the future. Any such regulations could be costly or impossible for the Company to comply with.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

My Trail is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$1,000 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?

Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. By using wefunder.com, you accept our Terms & Privacy Policy. If investing, you accept our Investor Agreement. You may also view our Privacy Notice.

SF / Boston



Anne Maleady

Senior executive in Retail Industry, Non-Profit Trustee and Leader

Greater Boston Area | Retail

Current East Coast Greenway Alliance, ACA American Canoe Association

Previous Kayak Power, Recreational Equipment Inc, Eastern Mountain Sports

Education University of Massachusetts Boston

Send Anne InMail

434 connections

https://www.linkedin.com/in/annemaleady

Background

Summary

Being outside is a critical part of my life. Wind, rain, snow. Bicycle, boat, boots. Fresh air, dirt, stars. It's all good. I draw my energy from the outdoors and have made it a focus to share my joy with others. Years of service in non-profits has given me a keen appreciation for how difficult it has become for many to enjoy their surroundings.

Years of work in the outdoor business world has taught me that the opportunities to bring people to the outdoors are endless and challenging. Taking people out for their first ever hike in the woods is an eyeopener. To see their initial trepidation turn to nervous anticipation then to excitement and enthusiasm is to watch someone openly embrace change and opportunity. To place someone with physical challenges in a boat and watch them relax and float into a new place mentally and physically is to open doors.

There is a place in the outdoors for everyone. Helping others find their place is what drives me.

I am a senior executive with proven business and non-profit leadership in the outdoor industry. Experienced in leading multi unit, multi market teams in nationally strategic markets. Collaborative leader able to build award winning teams that produce strong results. Leader of initiatives targeting diversity, engagement, public relations. Proven skills in identifying, recruiting, and promoting talented leaders. Solution oriented, results driven leader. Skilled in creating and rolling out multi year strategic plans.

Experience

Trustee
East Coast Greenway Alliance
2006 – Present (10 years) | Raleigh-Durham, North Carolina Area

Trustee at the ECGA. The East Coast Greenway is a 3000 mile transportation corridor for pedestrians, cyclists, and other users of greenways. This developing trail system links the major urban areas on the eastern seaboard from Calais Maine to Key West Florida. The route is fully mapped and is currently 28% off road and ADA accessible.

Board of Directors, current President
ACA American Canoe Association
2005 – Present (11 years) | Fredericksburg Virginia

Established 1880, the ACA is the oldest member based, national nonprofit organization serving the paddling public through safety, education, conservation, competition, stewardship. The ACA is currently supporting the Worldwide Voyage of the Hokule'a a replica of a traditional Polynesian voyaging canoe.

Paddlerb Extordiaire
Kayak Power
1993 – 2015 (22 years)

Retail Director
Recreational Equipment Inc
1991 – 2012 (21 years) | Northeast, SoCal-AZ

Multi store director in charge of retail expansion: researching store locations, staffing, setting financial objectives, maximizing store operations, oversee ing marketing, and ensure professional customer interactions.

▾ 1 recommendation

Joseph Hopkins
Sales Representative at Breakthru Beverage Group

Anne is an innovative business leader who motivates everyone around her to achieve success. Her vast wealth of knowledge and expertise in the outdoor industry is extremely valuable and generously shared with those she works with. Some of the most... View↓

District Manager
Eastern Mountain Sports
1979 – 1991 (12 years) | Northeast, Colorado

Retail Director leading in stores in 7 states in Northeast, Rockies, Midwest. Delivered financial results, hired and trained leaders, established new stores and markets

Skills

Top Skills

- 61 Leadership
- 57 Retail
- 40 Merchandising
- 32 Strategic Planning
- 29 Store Management
- 23 Visual Merchandising
- 23 Management
- 23 Strategy
- 18 Team Building
- 16 Inventory Management



Anne also knows about...

- 15 Multi-channel Retail
- 12 Marketing
- 11 Customer Service
- 9 Sales
- 9 Event Planning
- 9 Nonprofits
- 8 Profit
- 7 Apparel
- 7 Budgets
- 6 Loss Prevention
- 6 Retail Sales
- 6 Sales Management
- 5 Public Speaking
- 4 Recruiting
- 4 Hiring

See 25+ >

Volunteer Experience & Causes

President
ACA American Canoe Association
2005 – Present (11 years) | Education

The American Canoe Association (ACA) is a member based, national nonprofit organization serving the broader paddling public by providing education related to all aspects of paddling; stewardship support to help protect paddling environments; and sanctioning of programs and events to promote paddlesport competition and recreation

Trustee
East Coast Greenway Allaince
2006 – Present (10 years) | Environment

The East Coast Greenway is a developing trail system, spanning nearly 3,000 miles as it winds its way between Canada and Key West, linking all the major cities of the eastern seaboard. Over 28 percent of the route is already on safe, traffic-free paths.

Causes Anne cares about:

- Education
- Environment

Organizations Anne supports:

- American Canoe Association
- East Coast Greenway Alliance
- Outdoor Industry Association

Education

University of Massachusetts Boston
Bachelor of Arts (B.A.), History, Anthropology

Additional Info

- **Interests**

Hiking Cycling Paddling Baking

Recommendations

Given (3)



Rhonda Krafchin
Outreach Specialist

"Rhonda was an integral part of building the REI brand in the Washington DC area. She managed a community outreach program, administered grants, and built relationships with non-profits and government agencies. She was the driving force behind the establishment of the HERA Climb 4 Life program as a successful community based fundraising campaign. Rhonda creates success... **more**

February 12, 2015, Anne managed Rhonda indirectly at Recreational Equipment Inc.



Richard Meade
Market (Financial) Planner

"While a Retail Director at REI, I worked with Rick for 10 years. For two years we collaborated closely as he led sales and inventory planning for my 13 Northeast district stores during a period of rapid growth. Rick was always thorough and specific in helping our district align with company strategy. He was at his best in creating collaborative relationships with Store... **more**

April 14, 2014, Anne worked with Richard at REI

Joseph Hopkins
Manager

"Working wiht Joe was a pleasure. I found him always willing to learn and to ask good, sometimes tough questions. He is able to translate his personal learning and train his staff effectively.

Joe is very skilled at providing customers with excellent service. He is a strong trainer and teaches his staff to handle their myriad duties while keeping the customer first. He... **more**

June 3, 2013, Anne managed Joseph indirectly at REI

Groups

RETAIL EXECS
123,352 members
+ Join

East Coast Greenwa...
160 members
+ Join

New England Bike-W...
115 members
+ Join



Outdoor Retail Indus...
15,255 members
+ Join

District Managers an...
34,002 members
+ Join

Following

News

Pulse
951,991 followers
✓ Following

Companies

East Coast Greenwa...
Renewables & Environment
+ Follow

REI
Retail
+ Follow

Appalachian Mountai...
Nonprofit Organization Management
+ Follow

American Canoe Ass...
Sports
+ Follow

Schools

University of Massac...
Greater Boston Area
+ Follow

Help Center | About | Careers | Advertising | Talent Solutions | Sales Solutions | Small Business | Mobile | Language | **Upgrade Your Account**
LinkedIn Corporation © 2016 | User Agreement | Privacy Policy | Ad Choices | Community Guidelines | Cookie Policy | Copyright Policy | Send Feedback



Demetri Coupounas

3rd

President at My Trail Company

Boulder, Colorado | Retail

Previous GoLite, The Concord Coalition

Education Harvard University, John F. Kennedy School of Government

Send Demetri InMail

387 connections

https://www.linkedin.com/in/demetri-coupounas-a54203bb

Background

Experience

President
My Trail Company

President
GoLite
1998 – 2015 (17 years) | Boulder, CO

Policy Director
The Concord Coalition
1995 – 1997 (2 years) | Washington, DC

Education

Harvard University, John F. Kennedy School of Government
Master's Degree, Public Policy
1992 – 1994

Harvard Business School
Master of Business Administration (M.B.A.)
1991 – 1994

Princeton University
Bachelor's Degree, Politics
1984 – 1988

Skills

Top Skills

- 10 Strategic Planning
- 7 Marketing
- 6 Sales
- 6 Management
- 6 Marketing Strategy
- 5 Leadership
- 5 Team Building
- 4 Sales Management
- 3 Customer Service
- 3 Retail

Demetri also knows about...

- 3 Social Media
- 1 Microsoft Office
- 1 Product Development
- 1 Brand Development

Following

My Trail Company
Retail
+ Follow

Schools

Harvard University, J...
Greater Boston Area
+ Follow

Princeton University
Greater New York City Area
+ Follow

Harvard Business Sc...
Greater Boston Area
+ Follow

Help Center | About | Careers | Advertising | Talent Solutions | Sales Solutions | Small Business | Mobile | Language | Upgrade Your Account
LinkedIn Corporation © 2016 | User Agreement | Privacy Policy | Ad Choices | Community Guidelines | Cookie Policy | Copyright Policy | Send Feedback



Geoff O'Keeffe

3rd

Co-founder and Partner at New Normal Consulting, LLC

Boulder, Colorado | Publishing

Current	New Normal Consulting, LLC, O'Keeffe Woodworks
Previous	American Recreation Products, SBW Division, American Recreation Products, Mountainsmith
Education	University of California Santa Barbara

Send Geoff InMail

500+ connections

https://www.linkedin.com/in/geoff-o-keeffe-9bab9a77

Contact Info

Background

Summary

Self Summary: Highly flawed human being who has not learned to give up yet. My objective is to leave things better than I found them and enjoy myself doing so.

I plan to lead a group of talented, energetic and creative individuals, in a start-up, turnaround or high growth company, from The Big Chair.



Of Dinosaurs and Department Stores

Experience

Co-founder and Partner
New Normal Consulting, LLC
November 2013 – Present (2 years 7 months) | USA

Supporting independent specialty brands, retailers and the associations that surround them to compete and thrive in a constantly changing marketplace.



A view on leadership with Ted Manning, CEO…



Culture eats strategy for lunch

Publisher, Editor, Founder
O'Keeffe Woodworks
March 2003 – Present (13 years 3 months) | Everywhere

Word Press site for photography, fiction, poetry, social comment, reviews and other written musings.



North of the Caribbean

VP Supply Chain
American Recreation Products
April 2009 – June 2015 (6 years 3 months)

Planning, inventory management, sourcing, purchasing,quality control, vendor relations, logistics, distribution, fulfillment.

President
SBW Division, American Recreation Products
April 2007 – April 2009 (2 years 1 month) | St. Louis, Missouri and Boulder, Colorado

Created brand grouping (Slumberjack, Browning and Wenger). relocated operations from St. Louis to Boulder. Recruited team. Secured and built out offices. redesigned Wenger line to compete in specialty market.

President
Mountainsmith
July 2005 – April 2007 (1 year 10 months)

General management and leadership of the company

President
105 Meridien
July 2005 – April 2007 (1 year 10 months) | Golden, Colorado

Led OEM branch of company, with clients such as REI, Harley Davidson, Hilton Hotels, Duluth Trading, etc.

President
Lowe Alpine Systems, USA
March 2001 – March 2005 (4 years 1 month)

General management and leadership of the company. Liaison within the global executive team in Europe.

VP Merchandising
PlanetOutdoors.com
September 1999 – March 2001 (1 year 7 months) | Boulder, Colorado

Secured brands, managed OTB and purchases, neogitated distribution at a time when dot.com was new and brands were skittish about selling to pure plays.

Business Manager, Retail
Patagonia
October 1997 – September 1999 (2 years) | USA

Managed 20+ retail locations' business affairs, from budgeting to P&L to inventory flow, POS and customer traffic. Led evaluation of Hamburg retail location.

SVP
Adventure-16, Inc.
October 1983 – October 1997 (14 years 1 month) | Southern California

Managed store operations, merchandising, wholesale operations, manufacturing. Sat on Executive Management Committee.

▾ 1 recommendation



Rustin Holec
Artist/Owner at Creartive Xpressions

During the period when I reported directly to Geoff, I was working as an Assistant Buyer and Customer Service Rep with Adventure 16. At a time when I was uncertain about where my career path was heading, Geoff recognized that I was struggling with... View↓

VP, board member
Black Ice Inc
May 1978 – January 1981 (2 years 9 months)

Higher end specialty outdoor gear and apparel start-up.

Volunteer Experience & Causes

Mentor
University of Colorado Leeds School of Business
Education

Mentor for students in the business school for the 2014/2015 and 2015/2016 school years.

Opportunities Geoff is looking for:

- Joining a nonprofit board
- Skills-based volunteering (pro bono consulting)

Causes Geoff cares about:

- Arts and Culture
- Civil Rights and Social Action
- Education
- Environment
- Human Rights
- Poverty Alleviation

Organizations Geoff supports:

- SEVA, Medecins sans Frontieres, ACLU, Amnesty, OXFAM, Human Rights Watch, Planned Parenthood, NRDC,
- Buddhist Peace Fellowship

Courses

University of California Santa Barbara

- Theoria & Praxis in Politics, taught by Rhagavan Iyer, Pico's dad. Brilliant

Western Washington State University

- History of Modern Ireland, taught by Giovanni Costigan. SRO with applause.

Organizations

Outdoor Industry Association (ORCA)
Board Member
1995 – 1999

Conservation Alliance
Board Member
2001 – 2005

Paradox Sports
Board Member
2009 – 2011

ROI (Grassroots Outdoor Alliance)
Founding member
1990 – 1997

The Conservation Alliance
Board Member- Kelty's permanent founder's seat.
March 2014 – May 2015

My Trail Co.
Founding board member
Starting April 2015

Projects

www.okeeffewoodworks.com
Starting 1999

Blog site for personal writing and photography.

Languages

English
Native or bilingual proficiency

Mandarin Chinese
Elementary proficiency

French
Limited working proficiency

Skills

Top Skills

- 83 Retail
- 68 Merchandising
- 60 Inventory Management
- 48 Product Development
- 44 Strategic Planning
- 40 Sourcing
- 23 Supply Chain
- 20 Strategy
- 18 Forecasting
- 17 Global Sourcing

Geoff also knows about...

- 16 Team Leadership
- 15 Purchasing
- 14 Budgets
- 13 P&L Management
- 12 Manufacturing
- 12 Cross-functional Team...
- 12 Executive Management
- 11 Manufacturing Operations
- 11 Competitive Analysis
- 8 P&L
- 7 Project Planning
- 5 Sales Operations
- 4 Inspiring Leadership
- 3 Mentoring
- 3 Supply Chain Management

See 5+ >

Education

University of California Santa Barbara
Religious Studies
1974 – 1975

Surf and flirt.

Activities and Societies: The Thomas Merton Center for the Study of Nonviolent Institutions

▸ 1 course

Western Washington State University
Political Science
1972 – 1973

Campaigned for McGovern

Activities and Societies: the George McGovern Campaign

▸ 1 course

Washington State University
Psychology
1971 – 1972

Shut down the university in protest over the Vietnam war

Activities and Societies: Students For A Democratic Society New Mobilization To End The War in Vietnam

---

Additional Info

- **Interests**

Writing, photography, music, travel, food & wine, history, current social issues, cycling.

- **Personal Details**

Birthday January 2

- **Advice for Contacting Geoff**

Personal email: okeeffewoodworks@gmail.com
Business email: geoff@newnormalconsulting.com
Mobile: 720.340.9530
www.newnormalconsulting.com
www.okeeffewoodworks.com

Publications

http://newnormalconsulting.com/blog/a-view-on-leadership-with-ted-manning-ceo-of-ibex/

Recommendations

Received (1) Given (9)

SVP
Adventure-16, Inc.



Rustin Holec
Artist/Owner at Creartive Xpressions

“During the period when I reported directly to Geoff, I was working as an Assistant Buyer and Customer Service Rep with Adventure 16. At a time when I was uncertain about where my career path was heading, Geoff recognized that I was struggling with how deep I wanted to settle my roots or whether I should seek new soil. He sat me down and made me feel I still had an untapped... **more**

November 11, 2013, Rustin reported to Geoff at Adventure-16, Inc.

Groups

VP of OPERATIONS, ...
18,410 members
+ Join

Following

News

Pulse
951,949 followers
✓ Following

Companies

Patagonia
Sporting Goods
+ Follow

Institute for Health a...
Professional Training & Coaching
+ Follow

New Normal Consulti...
Retail
+ Follow

Eagle Creek
Consumer Goods
+ Follow

AIG
Insurance
+ Follow

CamelBak
Sporting Goods
+ Follow

The North Face
Apparel & Fashion
+ Follow

See 3 more >

Schools

Washington State Un...
Spokane, Washington Area
+ Follow

University of Californ...
Santa Barbara, California Area
+ Follow

LinkedIn Corporation © 2016



Kale Klontz

3rd

COO/Retail Director

Denver, Colorado | Retail

Current My Trail Company, 2 K Enterprises, Inc
Previous GoLite, REI
Education Colorado State University

Send Kale InMail

500+ connections

https://www.linkedin.com/in/kale-klontz-a587827

Background

Summary

Working in the Outdoor Retail Industry, my skills in analyzing, operational efficiency, and building relationships has led to turning underperforming stores around, growing markets and bringing groups of stores together. I enjoy working through the daily challenges Retail presents, and leveraging other's to seek solutions. My experience as a certified experiential trainer has helped me promote staff and mentor peers to all levels of store management.

I am an experienced Retail Manager that develops high performance teams by empowering others and focusing on fundamentals and fun. Leveraging people's strengths, I create diverse teams that get results. My team quickly learns my enthusiasm and energy never end. I take time to understand different roles and subtleties of each store, allowing me to support their growth and development. I am energized by seeing people reach their potential. Through my experiences, I have worked with Big Box, multi-unit, Downtown stores, Lifestyle Centers and Outlets.

When not at work, I am a mountain biker, peak bagger, skier, world traveler, and product tester. I have been fortunate to travel to 5 continents, climbing some of the world's highest summits, experiencing incredible cultures.

Experience

COO / Retail Director

My Trail Company

January 2015 – Present (1 year 5 months) | Boulder, CO

MY TRAIL CO

COO

• Plan and execute operational projects to setup infrastructure for new E-Comm website, Retail stores, Customer Service, Warehouse and omni-channel functions for selling.
• Oversee and coordinate logistics for marketing, IT & web development, email strategy, mobile, business partners, and forward business planning.
• Research and build business case for software, including supply chain, inventory management, CRM, POS, Ship/Rec and distribution.
• Developing all aspects of employee experience, including training, work space, benefits, descriptions, work force needs, payroll planning, budgeting, productivity measures and reporting tools.

Retail Director

• Recruiting, hiring and training for all new staff.
• Scouting Retail store locations. Developing store layout and design.
• Create and implement merchandising strategy
• Oversee Customer Service, call center, warehouse staff.
• Buyer for accessory products to sell through Retail and eComm channels.
• Responsible for sell through, profitability, and KPI's.

Product Tester Athlete

2 K Enterprises, Inc

2002 – Present (14 years) | Colorado

• Guided snowshoe hikes in Rocky Mountain National Park.
• Provide instructional training to first time ice climbers.
• Lead group hikes on 14,000 ft mountains in Colorado.
• Lead groups on backcountry ski tours in Colorado.
• Mentor individuals and create training regimens for hiking, climbing, and preparing for activities at higher altitude.
• 2015, supported Ecological land survey in Peru, and assisted in life saving rescue above 16,500ft.
• While engaging in my own outdoor pursuits of skiing, biking, hiking, and climbing, I have used test products and provided valuable feedback to some of the best brands in the Outdoor industry. (Adidas-Outdoor, Arc'teryx, Big Agnes, GoLite, Marmot, Montrail, Mountain Hardwear, OR, REI, Sierra Designs, Tubbs, and numerous brands of skis and accessories).



Ice Climbing Lincoln Falls, CO



Backcountry CO

Retail Director

GoLite

January 2014 – June 2015 (1 year 6 months) | Boulder, CO

• Wrote and delivered consistent, monthly, Store Manager and District Manager training and development, improving 20 Retail stores and HQ communications.
• Built cross divisional relationships with Retail, IT, HR, Finance, OPS, Distribution Center, Product Development, and Marketing, establishing for the first time a unified Retail culture for the organization.
• As Manager of Customer Service & call center, improved service, chat response, and UPT sales
• Coordinated weekly store inventory allocations and location assortments for replenishment.
• Conducted closeout and wholesale strategy, growing wholesale sales 450% over plan.
• Created reporting tools previously unavailable, and implemented training that lead to improved metrics of UPT, ATS, staff retention, and email. Email capture improved from company acquisition average of 36% in April, to 85% in Aug.
• Efforts in training new reporting tools lead to Retail store group gaining profitability for first time in July 2014.
• Created new tools for visual merchandising direction.
• Recruited 3 new external Store Managers, and promoted 6 internal Store Managers.



Bagging Castle Pk 14,278

District Manager

GoLite

October 2013 – December 2014 (1 year 3 months) | Boulder, CO

• Directly oversaw 9 stores in 4 states (Colorado, New Mexico, Arizona, So Cal). Visited stores monthly, with weekly Store Manager and District calls.
• Improved and brought consistency to company execution on visual, staffing, training, expense control, initiatives, promotions, and store KPI's.
• Recruited external managers, and promoted 8 employees into higher positions.
• Created hiring culture where managers interviewed potential hires monthly, seeking top talent and building recruiting pools.
• Empowered Store Managers to take over leading District calls, with each manager owning call agendas and content for a month.
• Facilitated manager rotations and staff sharing to improve teamwork and staff development.
• Lead leadership skills training for manager meetings, as well as implemented off-site training - such as Denver Broncos training camp and mountain retreats.


YOU ARE NOW AT UHURU PEAK
TANZANIA
AFRICA'S HIGHEST POINT

Top of Kilimanjaro 19,341

Store Manager

REI

March 2004 – October 2013 (9 years 8 months) | 60062

• Set standards for all store operations in own store and across 4 store Market including: recruiting, hiring, training and developing store team, expense control and driving sales to exceed budgets, executing company visual direction, working in partnership with market/district stores, market Outreach, district visual, and HQ support.
• Helped lead Chicago Market growth from 2 stores to 4 stores, including developing and promoting managers into new stores. Created and lead a "market approach" with peers - implementing group staff training, monthly market meetings, alignment on customer experience, manager and specialty role development, manager rotations, cross-store visits and training - 2006 Market of the Year.
• Exceeded profitability budget every year. Never missed a payroll budget. Lead store to top 5 membership conversion store 5yrs in a row.
• Promoted staff to Supervisor, ASM and Store Manager.
• Improved productivity, profitability, and Y/Y sales growth to top performance in Midwest District.
• Successfully organized and lead District meeting's and monthly District calls off/on over the years.
• Relocated store in 2007, reaching 5 year pro-forma sales goal in 1st full year of business.

‣ 3 honors and awards



Store of the Year team 2007

Assistant Store Manager
REI
October 2000 – March 2004 (3 years 6 months) | Boulder, CO

• Replaced previous management team, and helped new Store Manager bring Westminster store back to profitable selling business after consecutive years of negative growth.
• Coordinated first overnight relocation from Westminster to Boulder in 2002.
• Runner up for Store of the Year in 2003.
• Lead store to top selling climbing dept in company with 30% Y/Y growth.
• Implemented staff training and development program that lead to 2 promotions.

Certifications

Certified Experiential Trainer
The Next Level
Starting August 2003

Leadership Coaching
The Coaches Training Institute (CTI)
Starting March 2003

Skills

Top Skills

- 39 Retail
- 29 Visual Merchandising
- 28 Merchandising
- 23 Store Management
- 18 Inventory Management
- 16 Sales
- 12 Driving Results
- 12 Loss Prevention
- 12 Customer Service
- 9 Retail Sales

Kale also knows about...

9 Store Operations | 9 Team Building | 7 Team Leadership | 6 Apparel | 5 New Store Openings | 5 New Store Development | 2 Strategic Hiring | 2 Multi-Store Operations | 2 Teamwork | 1 Business Planning

Volunteer Experience & Causes

Board Advisor
Chicago Adventure Therapy
January 2010 | Social Services

Chicago Adventure Therapy (CAT) used outdoor recreation, with an emphasis on kayaking, to help underprivileged and struggling inner city youth to grow and build social skills.

Honors & Awards

Store of the Year
REI - Northbrook
December 2007

Relocated stores from Niles to Northbrook in 2007. Our staff worked hard all year to exceed goals and performance targets,staying focused on what they control, not just the improvements given from a new store.

Store of the Year
REI - Niles
December 2004

Took over an under-performing store in Niles, IL in Mar of 2004, and over the next 9 months, leveraged the talent of the sales team in place to move performance from worst to first.

Leadership award
REI
March 2005

Peer nominated award.

New Store of the Year
REI - Colorado Springs

December 2000

Supervisor with management team, achieving New Store of the Year award for exceptional performance our first year in Colorado Springs.

Golden Key National Honor Society
CSU

May 1997

Award given for academic achievement for completing BS with GPA above 3.5.

Education

Colorado State University
Master's degree, Neurobiology and Anatomy

1997 – 1998

Activities and Societies: Soccer team Athletic Trainer Graduate Athletic Trainer

Colorado State University
Bachelor of Science (BS), Kinesiology and Exercise Science

1993 – 1997

Studied exercise science, often participating as a human lab rat for graduate students conducting exercise tests for their thesis work. In 1 test I had to run on a treadmill for 60 mins, then into a full VO2 max test. It was a lot of fun.

Activities and Societies: CSU soccer team, Athletic Trainer, Golden Key National Honor Society

▸ 1 honor or award

Organizations

OIWC
Starting February 2008

Groups

RETAIL USA

Retail USA
42,370 members
+ Join

Retail Operations

Retail Operations Net...
12,581 members
+ Join



Outdoor Retail Indus...
15,255 members
+ Join

retail

Retail Industry Profe...
154,451 members
+ Join

Retail Management

Retail Management E...
202,039 members
+ Join

Women In Retail Leadership

Women in Retail Lea...
32,862 members
+ Join

Retail Industry

Retail Industry Profe...
449,064 members
+ Join

See 3 more ›

Following

News



Leadership & Manag...
19,251,983 followers
+ Follow



Big Ideas & Innovation
16,724,393 followers
+ Follow



Operations
357,377 followers
+ Follow

Pulse
951,998 followers
✓ Following

Companies

Cabela's
Retail
+ Follow

Arc'teryx Equipment
Consumer Goods
+ Follow

Inside Retail
Publishing
+ Follow

Inbound Logistics
Logistics and Supply Chain
+ Follow

REI
Retail
+ Follow

Starbucks
Retail
+ Follow

Nike
Sporting Goods
+ Follow

See 22 more >

Schools

Colorado State Unive...
Fort Collins, Colorado Area
+ Follow

Help Center | About | Careers | Advertising | Talent Solutions | Sales Solutions | Small Business | Mobile | Language | **Upgrade Your Account**

LinkedIn Corporation © 2016 | User Agreement | Privacy Policy | Ad Choices | Community Guidelines | Cookie Policy | Copyright Policy | Send Feedback





Kim Riether Coupounas

3rd PREMIUM

values-centered leader, strategist, change agent, entrepreneur

Greater Denver Area | Executive Office

Current B Lab, My Trail Company
Previous GoLite, LLC, Up with People, The Parthenon Group
Education Harvard Business School

Send Kim InMail

500+ connections

https://www.linkedin.com/in/kimcoupounas

Contact Info

Background

Summary

I am a passionate, positive leader and senior executive who loves to inspire teams to challenge the status quo and achieve great things together. My career has been centered on building and leading companies and organizations that strive to achieve what most people believe impossible. I am a systems thinker by nature and pour myself "all in" to efforts that directly seek to make the world a better place, whether getting people outdoors, helping companies choose to be better for their communities and the environment, shaping the future of sustainable business practice, preserving and protecting the environment, or lifting the human spirit through service and song. I thrive in complex environments and love finding and making connections between people and organizations to empower game-changing collaborations and to achieve common purpose.

My professional expertise is in consumer products, corporate strategy, executive leadership and management, board leadership, driving cultural change, finance, corporate responsibility (full-spectrum strategy, tactics and reporting), branding, marketing strategy, policy and government affairs, start-ups, turn-arounds, corporate restructuring, business development, fundraising, new customer acquisition, channel strategy and transformation, project management, and research.

I have extensive board service experience with multiple board chair, exec committee and committee chair positions.

I have extensive, global public speaking experience focused on leadership, entrepreneurship, the outdoors, and sustainability.

Personally, I love adventure, travel, and exploring the outdoors – whether trail running, hiking, surfing, skiing, or mountaineering. My husband and I have climbed many of the world's most beautiful mountains together including the highest mountain or molehill in each of the fifty United States and 4 of the Seven Summits. I have also spent most of my life practicing several styles of martial arts and singing.

Experience

Director, B Lab
B Lab
January 2014 – Present (2 years 5 months) | Colorado

Leading a collaborative effort to make the state of Colorado the leader in responsible business practice and the shining example of the impact economy. Growing and engaging the Colorado Certified B Corporation community and the larger Colorado business community to measure and improve their impacts on workers, communities, and the environment. Partnering with a wide range of companies, organizations, business associations, incubators/accelerators, universities, and foundations to achieve mission with the intent of building a regional multi-stakeholder effort that can be replicated.

About B Lab (www.bcorporation.net)
B Lab is the non-profit organization that certifies and supports B Corporations in service of its mission to build a global movement of companies using business as a force for good. There are over 1600 Certified B Corporations around the world from over 130 industries and 40 countries, including over 70 in Colorado, all of whom meet the most rigorous global standards of social and environmental performance, transparency, and accountability.

Investor/Advisor
My Trail Company
2015 – Present (1 year) | Colorado

Inspired by the trails that beckon us to come play outdoors, My Trail designs and brings to market high performance, lightweight outdoor products that are responsibly made and delivered affordably direct to consumers. In start-up mode, My Trail is raising a round of capital through Colorado Direct Public Offering and is incorporated as a Colorado Public Benefit Corporation.

Co-Founder, Chief Executive Officer, Chief Sustainability Officer
GoLite, LLC

1998 – 2014 (16 years) | Boulder, CO

Co-founded company in 1998. GoLite was a global manufacturer of innovative and responsibly-made apparel and equipment designed for the outdoors. During its 16 year run, GoLite was a market disruptor and innovator that fundamentally shifted the outdoor industry in terms of channel distribution, technical performance, and sustainable business practice. GoLite products were available in 23 countries and in over 20 wholly-owned stores in the United States. GoLite was also one of the earliest Certified B Corporations.

Chief Executive Officer 2000 – 2007. Responsible for the strategic, operational, marketing/branding, legal, and financial direction of the company. Founded company, named and developed brand, established mission and core values and helped grow company from nothing to distribution on six continents and a brand that fundamentally changed an industry.

Chief Sustainability Officer 2008 - 2013. Responsible for driving the company's strategy and execution on its path to sustainability, leading cultural change, developing and instituting corporate policies, and communicating company values and actions to key stakeholders. GoLite became one of the first Certified B Corporations in 2007 and the first outdoor brand and one of a handful of global brands to release a sustainability report rated at the A+ verification level by the Global Reporting Initiative.


Boulder

The Joy of less I Kim Coupounas I TEDxBoul…

Vice President & Chief Operating Officer
Up with People

July 1998 – August 2000 (2 years 2 months) | Broomfield, CO / Tokyo, Japan / Brussels, Belgium

Up with People is an international not-for-profit, non-religious, non-political youth leadership and international exchange program founded in 1965. Managed P+L and operations for this $30 million business, including five, 140-member traveling groups ("casts") and staff of over 300 in 10 offices worldwide. Directed financial and strategic planning, human resources, operations, transportation, admissions, sponsorships/sales, marketing, legal, accounting, and information systems. Substantial public speaking and board reporting and management.

Principal
The Parthenon Group

June 1994 – April 1998 (3 years 11 months) | Boston, MA

Parthenon is a strategy consulting and principal investing firm. Significantly enhanced profits and operational efficiencies of client companies. Advised national Internet Service Provider on profit improvement, new markets, potential acquisition targets. Developed turnaround strategy for international consumer products company. Advised international business magazine on brand extension and new business opportunities. Led case team in design and national roll-out of merchandising best practices for global consumer products company. Designed financial and market positioning strategy for experimental business unit of major NYC publishing house.

Chief Operating Officer
Shackleton Schools Inc

1996 – 1997 (1 year) | Boston, MA

Co-launched and directed operations, financial planning, human resources, legal, long-term strategic planning and execution for this cutting-edge, start-up, experiential private high school. Prepared school for the first class of students, established safety and organizational policies and protocols, procured all expeditionary and distance-learning equipment, and designed a robust office/field communications system.

Research Associate
EdisonLearning

1993 – 1993 (less than a year) | Washington, DC

Served as summer research associate at The Edison Project, now EdisonLearning, this for-profit education management organization founded in 1992 by Chris Whittle that was the driving force behind the early charter school and education reform movement. Aided in design of initial financial and marketing strategies for securing public/private partnerships with US public schools, now standard practice for Edison along with performance partnerships, alliances, and charter school establishment.

Financial Analyst
Goldman Sachs & Co.

August 1990 – August 1992 (2 years 1 month)

Asset Management Division, 1991-1992: Designed, maintained, and standardized division-wide marketing materials and assisted portfolio managers in research and new product development.

Investment Banking - Global Finance Division, 1990-1991: Solicited international airlines for private aircraft leveraged lease financings, preparing technical analyses and proposals.

Honors & Awards

Additional Honors & Awards

2014 Women Who Light the Community, Boulder Chamber
2014 Women Making Waves: Top Female Entrepreneurs, Boulder Lifestyle Magazine, April 2014
2014 "The Outside Innovators of 2014" - recognized by Outside Magazine as one of a group of risk takers and mavericks who "rattled the outdoor world" in 2013.
2013 B Corp Collective Action Award
2013 B Corp Building Collection Voice Award
2012 B Corp Champion Award
2010 SNEWS Top 10 Power Players of the Outdoor Industry
2007 Esprit Award for Entrepreneurship
2006 Outdoor Industry Pioneering Woman Award
2003 Athena Award for Leadership
2003 Boulder County Business Report IQ Award for Innovation
2002 SportsEdge Magazine's 25 Leaders to Watch, 2002 Denver Business Journal's Outstanding Woman in Business
2002 Denver Business Journal Family Business Award
2001 Boulder County Business Report IQ Award for Innovation
2000 Sterling High School Hall of Fame

Volunteer Experience & Causes

Alumni Board of Directors
Harvard Business School
2013 – Present (3 years) | Education

Serve on volunteer board focused on advancing the interests of Harvard Business School and its alumni worldwide.

Board of Directors
Alliance for Sustainable Colorado
2014 – 2016 (2 years) | Environment

The Alliance for Sustainable Colorado is driving a new sustainable paradigm for Colorado, one based on quality of life now and for the future. It promotes a Colorado that values environmental, economic and social well-being equally. The Alliance provides the connective links among organizations working on policies and practices of sustainability — making the collective efforts of nonprofit,... **more**

Leeds School of Business, CESR External Advisory Board
University of Colorado
2014 – 2016 (2 years) | Environment

Center for Education on Social Responsibility (CESR) develops innovative courses and programs that immerse students in business ethics issues, promotes the discussion of values and the role of business in society throughout the curriculum, and prepares future leaders to confront the social, environmental and economic challenges faced by modern business. Provide oversight, guidance and support to... **more**

Founding Board Member & Executive Committee
Active Boulder (www.activeboulder.org)
2005 – Present (11 years)

Active Boulder is an industry cluster association that promotes the growth and success of outdoor, fitness, and recreations companies + organizations in Boulder County through community, advocacy, and service. Founded in 2005 and recently reformed, Active Boulder provides support by advocating for industry causes, creating platforms for networking, and supporting volunteer service opportunities... **more**

Steering Committee, Colorado Impact Initiative, Impact Finance Center
University of Denver
2014 – Present (2 years)

The Colorado Impact Initiative is a 3-year strategy designed to elevate and accelerate impact investing in Colorado, specifically to catalyze the flow of $100 million in investment capital into Colorado-based ventures that deliver positive impact on the state's communities, economy and natural environment. The flagship event, Colorado Impact Day, March 3-4, 2016 in Denver, Colorado, is the first... **more**

Board of Directors, Chairman of the Board
Outdoor Industry Association
2000 – 2008 (8 years)

Outdoor Industry Association (OIA) is the trade association that represents the $646 Billion active outdoor recreation industry. Kim served as a board member from 2000 to 2008 and Chairman of the Board from 2005 to 2007. During her term and under her guidance, the association established the OIA Eco Working Group, now called the Sustainability Working Group (OIA SWG), a collaboration of over 200... **more**

Founding Board Member & Board Chair, OIA Political Action Committee (OIAPAC)
Outdoor Industry Association
2008 – 2012 (4 years) | Politics

OIAPAC is the voluntary, non-partisan political action committee of Outdoor Industry Association. As the only national trade association representing the complete spectrum of manufacturers, suppliers, distributors, retailers and media of the active outdoor recreation industry, an OIA-sponsored PAC represents the diversity of interests, activities and companies within the outdoor industry. Formed... **more**

OIA Sustainability Working Group (OIA SWG) - Voting Member, Executive Committee, Advisory Council
Outdoor Industry Association
2006 – 2013 (7 years) | Environment

While serving at Board Chair of the Outdoor Industry Association, helped launch this ground-breaking collaboration of over 200 outdoor and apparel industry companies that has created the OIA Eco Index, now called the Higg Index, a tool that enables apparel and gear manufacturers to quantify sustainability practices throughout the supply chain, allowing them to identify areas for improvement and... **more**

Colorado Brand Council Member, Making Colorado / brandColorado
State of Colorado
2013 – 2014 (1 year)

Invited by Colorado Governor John W. Hickenlooper to serve on voluntary council of Colorado leaders providing input and feedback in the development of a full-spectrum brand identity for the State of Colorado. www.makingcolorado.gov and www.brandcolorado.gov

Event Co-Chair
Rock the Trails!
2013 | Disaster and Humanitarian Relief

Co-organized "Rock the Trails!", an exclusive concert by The String Cheese Incident at historic eTown Hall to benefit flood relief efforts. Recognizing the need for funds and volunteers to support the rebuilding of Colorado trail systems and other outdoor recreation areas damaged by the September 2013 floods, the event raised over $100,000 in less than two weeks and established The Fund to Restore... **more**

Princeton Women in Leadership Advisory Council
Princeton University
2007 – 2009 (2 years) | Education

Served on Advisory Council of Princeton Women in Leadership (WIL), a university initiative that strives to increase leadership and volunteer service among alumnae of Princeton University and to inspire the next generation of women philanthropists.

Outdoor Industry Advisory Council, Change Agent in Residence (CAIR)
Pinchot
2007 – 2010 (3 years) | Education

Formerly Bainbridge Graduate Institute. Aided university administration and faculty in the development of this MBA concentration. Served as "Change Agent in Residence"and lectured on the outdoor industry, entrepreneurship, and sustainability to MBA candidates.

Board of Trustees, Outward Bound West (Colorado & Pacific Crest Outward Bound Schools
Outward Bound USA
2001 – 2006 (5 years) | Education

Board Member, Executive Committee, Board Treasurer
The WISH List (Women in the Senate & House) PAC
2000 – 2005 (5 years) | Politics

Served with distinguished group of leaders to oversee this national Political Action Committee (PAC) to identify, train, support, raise money for, and elect more women leaders to high public office.

Board of Directors
Peak Association of the Arts
2000 – 2003 (3 years) | Arts and Culture

Contributed strategic and ficuciary support and governance to Peak Association of the Arts (PeakArts), an arts alliance that combined The Boulder Philharmonic Orchestra, The Boulder Ballet, and the Boulder Arts Academy. Director Emeritus of the Boulder Philharmonic Orchestra, 2003 -present.

Advisory Council
Emerging Women
2014 – 2015 (1 year) | Education

Emerging Women is a highly engaged, membership-based, global women's networking platform that delivers personal growth, business and leadership development, and collective support for emerging and established women leaders.

Advisor / Mentor
Blackstone Entrepreneurs Network Colorado
2014 – Present (2 years) | Economic Empowerment

http://www.blackstoneentrepreneursnetwork.org

Advisor / Mentor
Boomtown Accelerator
2014 – Present (2 years) | Economic Empowerment

Advisor / Mentor
Fort Collins Startup Week
2014 – Present (2 years) | Economic Empowerment

Master Course Teacher
Watson University
2014 – Present (2 years) | Education

Watson is a new model of higher education for student innovators, leaders and entrepreneurs aged 18-23 that includes short master courses from the world's foremost leaders, entrepreneurs, and thinkers; intensive mentorship; and training in the entrepreneurial skills of empathy, creativity, resilience, grit, bootstrapping, team building and fundraising.

Advisory Team
adVenturesAcademy
January 2016 – Present (5 months) | Economic Empowerment

adVenturesAcademy is a highly-specialized, unique growth program that brings together leading values-aligned investors and entrepreneurs through adventure to deepen relationships in a meaningful way while strengthening and building resiliency in these leaders dedicated to building businesses that create a better world.

Advisory Board
At the Epicenter
2016 – Present (less than a year)

At the Epicenter educates, inspires and mobilizes business leaders, entrepreneurs, consumers and eco-advocates to take action, make a difference, and influence others to make positive change through the power of business by offering informative, entertaining live events, video interviews, blog posts and partnering with other impact-oriented organizations.

Causes Kim cares about:

- Arts and Culture
- Civil Rights and Social Action
- Disaster and Humanitarian Relief
- Economic Empowerment
- Education
- Environment
- Health
- Human Rights
- Politics

Skills

Top Skills

- 99+ Entrepreneurship
- 99+ Strategic Planning
- 99+ Strategy
- 99 Leadership
- 71 Start-ups
- 51 Marketing Strategy
- 49 Marketing
- 48 Public Speaking
- 37 Management
- 31 Business Strategy

Kim also knows about...

- 29 Nonprofits
- 28 Business Development
- 24 Fundraising
- 19 Management Consulting
- 16 Sustainability
- 16 Marketing Communications
- 14 Mergers & Acquisitions
- 11 Social Media
- 11 Retail
- 11 Business Planning
- 8 Program Management
- 7 Non-profits
- 7 Product Development
- 7 Public Relations
- 7 Research

See 25+ >

Education

Harvard Business School
MBA, Business Administration
1992 – 1995

Harvard University, John F. Kennedy School of Government
MPA, Public Administration
1992 – 1995

University of Oxford
Pembroke College, Philosophical Theology
1989 – 1990

Activities and Societies: Rotary Foundation Graduate Fellow

Princeton University
AB Cum Laude, Philosophy
1985 – 1989

Sterling High School
H.S. Diploma
1981 – 1985

Yellin Middle School
1979 – 1981

Languages

English
Native or bilingual proficiency

French
Professional working proficiency

Additional Info

- **Personal Details**

Birthday October 26

Recommendations

Given (17)



Jazmine Polite
Marketing Manager I Assistant Brand Manager

" Jazmine is a passionate, experienced, hard-working marketing, branding and PR professional whom I've had the pleasure of working with this past year. She is a delight to work with, smart, knowledgeable, and a true team player and collaborator. She can see and build towards the "the big picture" but is also not afraid to roll up her sleeves. If I were building or growing a... **more**

June 18, 2015, Kim was with another company when working with Jazmine at Teatulia Organic Teas

Josh Rippe
Systems Administrator

" Josh is an extremely professional, knowledgeable, attentive, and detail-oriented systems administrator. His friendly personality, patience, and calm demeanor made him especially enjoyable to work with. In my experience with him at GoLite, he always treats his colleagues with great respect and consistently delivers the highest quality work.

May 5, 2014, Kim managed Josh indirectly at GoLite



Ted Ning
Principal

" Ted Ning is a shining light in the global business community. The passion and vision he demonstrates daily for a more just, compassionate, responsible capitalist system is extraordinary. He has built one of the world's most compelling, thought-provoking, and successful platforms in existence for the promotion of "LOHAS" -- or lifestyles of health and sustainability –... **more**

December 30, 2013, Kim was with another company when working with Ted at LOHAS



Helen Stewart
President

" I would recommend Helen Stewart and HMS Premier Events without hesitation to any person or organization seeking a world-class event planner. Helen has the skills, knowledge, relationships, professionalism, resourcefulness, and attention to detail to create and manage a superb corporate or social event. I hired HMS Premier Events for the "Rock the Trails!" concert and... **more**

November 21, 2013, Kim was Helen's client



Jo Stone
Chief Financial Officer/Chief Operating Officer

" Jo is an extremely dedicated, hard-working, knowledgeable, smart, thoughtful, and committed financial and operations professional.

June 21, 2011, Kim managed Jo at GoLite, LLC

See More

Groups

Harvard Business Sc...
19,617 members
+ Join

Parthenon-EY Alumni
263 members
+ Join

Sterling High School ...
136 members
+ Join

Impact Investing For...
17,522 members
+ Join

Social Enterprise Co...
118 members
+ Join

Harvard University, J...
8,191 members
+ Join

ISSP - International S...
3,454 members
+ Join

See 13 more >

Following

News

Pulse
951,979 followers
✓ Following

Companies

Colorado Public Radio
Broadcast Media
+ Follow

B Lab
Civic & Social Organization
+ Follow

Adventure Travel Tra...
Leisure, Travel & Tourism
+ Follow

Emerging Women
Professional Training & Coaching
+ Follow

Eastern Mountain Sp...
Retail
+ Follow

VF Corporation
Apparel & Fashion
+ Follow

Pearl Izumi
Sporting Goods
+ Follow

See 29 more >

Schools

Harvard University, J...
Greater Boston Area
+ Follow

Princeton University
Greater New York City Area
+ Follow

University of Oxford
Oxford, United Kingdom
+ Follow

LinkedIn Corporation © 2016



Tom Vogl

3rd

Chief Executive Officer at The Mountaineers

Greater Seattle Area | Nonprofit Organization Management

Previous Ominto, Inc., THV Solutions, Barn2Door

Education Harvard Business School

Send Tom InMail

500+ connections

https://www.linkedin.com/in/thvogl

Contact Info

Background

Summary

Throughout my career I've been drawn to companies looking to materially change the game for the benefit of customers. For example, Dell changed the game in the 90's with its build-to-order model that delivered cutting-edge technology and fantastic service to customers while saving them a boatload of money. REI was founded as a cooperative to directly import ice axes from Europe because mountaineers here in the northwest had a difficult time getting good quality gear at a fair price. Redfin's mission to reinvent real estate is challenging the way that homes have always been bought and sold by truly being on the customers' side. And Barn2Door is making it easier and more viable for small, sustainable farmers to sell directly to consumers. I've chosen to work for companies like these because I'm believer that consumers can be better-served by boldly innovating, even in industries that have historically been slow to change.

In addition to my functional specialty in ecommerce and marketing, I'm a strong generalist who is as comfortable managing P&Ls, developing employees and managing complex projects as I am developing demand-generation campaigns or optimizing website conversion. And while I've managed teams as large as 600 and budgets in the hundreds of millions of dollars, I thrive in entrepreneurial environments where executives must be hands-on and lead from the front.

Growing healthy businesses, developing leaders, building high-performance teams and serving customers are my professional passions. They are the focus of my business consulting and executive coaching practice are guideposts for my near-term career goals.

Experience

Chief Executive Officer

The Mountaineers

February 2016 – Present (4 months) | Seattle, WA

The Mountaineers is an outdoor education nonprofit teaching skills to explore wild places in the Pacific Northwest and beyond. Formed in 1906, we've been getting people of all ages outside safely and responsibly for over 100 years. We are passionate about building a community of people who are knowledgeable and care about the outdoors. We work to preserve the wild backcountry for future generations. Mountaineers Books is one of the top publishers of outdoor-oriented books in the world, inspiring people to hone their skills, know where to go and to conserve wilderness for generations to come.


M

We Are Mountaineers

Chief Marketing Officer
Ominto, Inc.
August 2015 – February 2016 (7 months) | Greater Seattle Area

Joined new executive team at Ominto as Chief Marketing Officer. Ominto is a global ecommerce leader and pioneer of online Cash Back shopping, delivering value-based shopping and travel deals through its international network of shopping websites and Partner sites. At, Ominto.com or at Partner sites powered by Ominto.com, consumers shop at their favorite stores, save with the best coupons and deals, and earn Cash Back with each purchase.

2 recommendations

Ari Hunsaker, MBA
Executive Product Manager at Ominto, Inc.
Over the time that we've worked together at Ominto, Tom met the challenge of defining a new customer service process and... View↓

Krista Paul
VP Content Innovation at eBags
Tom is one of those leaders you absolutely strive to work with at some point in your career. He has an uncanny ability to... View↓



Ominto Names Tom Vogl Chief Marketing Off...

Marketing Consultant and Executive Coach
THV Solutions
November 2014 – February 2016 (1 year 4 months) | Seattle, WA

Drawing from more than 25 years of experience working with strong consumer and small business brands, I am helping marketing executives tackle tough-to-solve problems, build the capability of their teams and grow their own leadership footprint. In addition to my more recent focus on smaller startup companies, I have deep experience working with larger organizations and understand how to tailor my approach appropriately.

Chief Operating Officer
Barn2Door
March 2015 – July 2015 (5 months) | Greater Seattle Area

Co-founded and led operations for Barn2Door, a marketplace for sustainable farmers to connect directly with consumers. In this capacity, I had responsibility for finance & planning, analytics, human resources, customer service, legal. Along with the CEO/co-founder, I helped lead the angel funding round, reaching our target raise in four months. At the conclusion of the start-up/launch phase of Barn2Door, joined Ominto as CMO.

2 recommendations

Katie Tenneson
Account Manager & Sustainability Cons...
Tom was a thoughtful and impressive mentor to me during our time together at Barn2Door. Given his extensive experience in... View↓

Brian Delahunty
Software Engineer
At Barn2Door Tom was an amazing colleague and one of the most adaptive and robust leaders I've had the opportunity to work... View↓

Chief Marketing Officer
The Clymb
January 2014 – August 2014 (8 months) | Portland, Oregon Area

The Clymb is the outdoor industry's fastest growing online retailer. I was thrilled to help them continue their success and to connect more people to the outdoors. Check them out at www.theclymb.com.

2 recommendations

Kyle Cassidy
Content Marketing Manager at Simple Fi...
Tom's resume intimidated me. Harvard Business school, Senior Vice President at REI—I worried that he'd ride into our rapidly... View↓

Teija Springman
Head of People Operations at Lucid Soft...
A thoughtful and diplomatic leader through and through, Tom influences toward positive outcomes with poise and... View↓

Chief Marketing Officer
Redfin
February 2012 – December 2013 (1 year 11 months) | Greater Seattle Area

Redfin is reinventing real-estate in consumers' favor. I have the awesome responsibility of sharing the Redfin story with people looking to buy or sell a home. Check us out at www.redfin.com.

1 recommendation

Bill Palmer
Tech Entrepreneur | Digital Media Platforms
Tom is one of the best CMOs I have ever worked with. Tom is a true digital innovator who is able to combine his strategic marketing insights regarding big data and customer experience into actionable and measurable results. Tom is the rare... View↓

SVP of Marketing
REI
August 2006 – January 2012 (5 years 6 months) | Greater Seattle Area

1 recommendation

Rob Cherof
Co-Founder & President at Rocket Camp
It is indeed my pleasure to share this recommendation for Tom Vogl. I worked with Tom twice, each time when I was working at the ad agency BBDO. The first was when I was leading the advertising program for Dell and then (much more extensively) when... View↓

eCommerce Manager, Marketing Director and Sales Director
Dell
July 1998 – July 2006 (8 years 1 month) | Austin, TX; Porto Alegre, Brazil, Sydney, Australia

Retail District Manager, Pricing Analyst, Field Sales, Strategic Planning Manager
Conoco
June 1989 – December 1996 (7 years 7 months) | Houston, TX

Languages

English
Native or bilingual proficiency

Portuguese
Elementary proficiency

Volunteer Experience & Causes

Board Member
Boy Scouts of America, Chief Seattle Council
March 2008 – October 2012 (4 years 8 months) | Children

Opportunities Tom is looking for:

- Joining a nonprofit board
- Skills-based volunteering (pro bono consulting)

Causes Tom cares about:

- Children
- Environment
- Human Rights

Skills

Top Skills

- 99+ Marketing
- 99+ Product Marketing
- 88 Strategy
- 73 E-commerce
- 63 Management
- 59 Marketing Strategy
- 47 Strategic Planning
- 46 Leadership
- 40 Go-to-market Strategy
- 35 Analytics

Tom also knows about...

- 30 Start-ups
- 25 Segmentation
- 25 P&L Management
- 23 Strategic Partnerships
- 21 Competitive Analysis
- 19 Direct Marketing
- 16 Product Management
- 15 Lead Generation
- 10 Cross-functional Team...
- 9 Database Marketing
- 9 Business Development
- 8 Multi-channel Marketing
- 7 Integrated Marketing
- 4 Customer Insight
- 3 Real Estate

See 2+ >

Education

Harvard Business School
MBA, General Management
1997 – 1998
Activities and Societies: Intramural basketball, Marketing Club.

University of Missouri-Columbia, College of Business
BSBA, Economics
1987 – 1989
Activities and Societies: Student government, intramural basketball, theater stage production.

Additional Info

- **Interests**

My family & dogs, mountaineering, backcountry and Nordic skiing, cycling, riding motorcyles and playing acoustic guitar.

- **Advice for Contacting Tom**

I am currently working as a marketing consultant and executive coach. Prospective clients are welcome to contact me at tom@thvogl.com to discuss their potential needs. I am also evaluating executive positions based in the Northwest and encourage potential employers or recruiters to email me or call: 206.434.0796.

Recommendations

Received (8) Given (11)

Chief Marketing Officer
Ominto, Inc.



Ari Hunsaker, MBA
Executive Product Manager at Ominto, Inc.

Over the time that we've worked together at Ominto, Tom met the challenge of defining a new customer service process and pushing the boundaries for great user content and messaging for our 4 global site(s) in 8 languages and 15 markets. He came up with a sensible analysis for new and developing markets which helped us put priority to our upcoming work. He earned the... **more**

February 2, 2016, Ari worked with Tom at Ominto, Inc.



Krista Paul
VP Content Innovation at eBags

Tom is one of those leaders you absolutely strive to work with at some point in your career. He has an uncanny ability to translate high-level strategy into actionable tasks for his teams and delivers feedback in a extremely constructive and effective manner; more like a mentor instead of a boss. Tom easily shows his decades of marketing experience in every interaction... **more**

January 22, 2016, Krista reported to Tom at Ominto, Inc.

Chief Operating Officer
Barn2Door



Katie Tenneson
Account Manager & Sustainability Consultant

Tom was a thoughtful and impressive mentor to me during our time together at Barn2Door. Given his extensive experience in marketing and e-commerce, I often looked to Tom for expert advice and feedback. Tom's guidance impacted not only my own professional development; he also provided meaningful contributions to our team through his strong leadership abilities.

August 19, 2015, Katie worked indirectly for Tom at Barn2Door



Brian Delahunty
Software Engineer

At Barn2Door Tom was an amazing colleague and one of the most adaptive and robust leaders I've had the opportunity to work with. He brings to the table 25+ years of experience in everything from marketing and e-commerce, to finance, operations, and leadership.

It was truly a pleasure to work with Tom as a co-founder from day 0 of a startup. Tom has a great ability to... **more**

August 19, 2015, Brian worked directly with Tom at Barn2Door

Chief Marketing Officer
The Clymb



Kyle Cassidy
Content Marketing Manager at Simple Finance

Tom's resume intimidated me. Harvard Business school, Senior Vice President at REI—I worried that he'd ride into our rapidly expanding startup on a high horse, his brass so blinding in the brightness of his past achievements that he'd be unable to provide meaningful direction to our skeleton team amidst the daily cross-functional chaos of flash sales. "It's too early for... **more**

September 26, 2014, Kyle reported to Tom at The Clymb

See More

Groups

Coaches Forum (679...
2,790 members
+ Join

Chief Marketing Offic...
230,691 members
+ Join

Technology Services...
3,716 members
+ Join

Ominto
3 members
+ Join

Fitness Labs
19,593 members
+ Join

Harvard Business Sc...
19,617 members
+ Join

Harvard Business Re...
999,991 members
✓ Member

Following

News

Leadership & Manag...
19,251,926 followers
+ Follow

Big Ideas & Innovation
16,724,330 followers
+ Follow

Entrepreneurship
12,352,234 followers
+ Follow

Green Business
6,975,325 followers
+ Follow

Big Data
3,676,163 followers
+ Follow

Pulse
951,975 followers
✓ Following

Companies

Ominto, Inc.
Retail
+ Follow

The Clymb
Sporting Goods
+ Follow

evo.com
Sporting Goods
+ Follow

Outdoor Retailer
Marketing and Advertising
+ Follow

WordStream
Marketing and Advertising
+ Follow

Mischievious Studios
Motion Pictures and Film
+ Follow

Barn2Door, Inc.
Food & Beverages
+ Follow

See 2 more >

Schools

Harvard Business Sc...
Greater Boston Area
+ Follow

University of Missour...
Columbia, Missouri Area
+ Follow

Help Center | About | Careers | Advertising | Talent Solutions | Sales Solutions | Small Business | Mobile | Language | **Upgrade Your Account**

LinkedIn Corporation © 2016 | User Agreement | Privacy Policy | Ad Choices | Community Guidelines | Cookie Policy | Copyright Policy | Send Feedback